Exhibit 10.1

AMENDMENT NO. 3 TO

PARTICIPATION AGREEMENT

Dated as of March 24, 2006

among

OLD DOMINION ELECTRIC COOPERATIVE,

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity except

as expressly provided herein, but

solely as Owner Trustee,

FIRST UNION FINANCIAL INVESTMENTS, INC.,

UTRECHT-AMERICA FINANCE CO.,

and

FGIC CAPITAL SERVICES LLC

CLOVER UNIT 1 GENERATING FACILITY

AND

COMMON FACILITIES

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

This AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT, dated as of March 24, 2006 (this “Amendment”), among (i) OLD DOMINION ELECTRIC COOPERATIVE, a utility aggregation cooperative organized under the laws of the Commonwealth of Virginia (herein together with its successors and assigns, called “Old Dominion”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as successor to State Street Bank and Trust Company as trustee under the Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the AOwner Trustee≈ and herein in its individual capacity, together with its successors and assigns, called the “Trust Company”), (iii) FIRST UNION FINANCIAL INVESTMENTS, INC. (as successor in interest to Wachovia Bank, National Association, formerly known as First Union National Bank, successor-in-interest to First Union National Bank of Florida), a Tennessee corporation, as Owner Participant (herein in such capacity, together with its successors and assigns, called the “Owner Participant”), (iv) UTRECHT-AMERICA FINANCE CO., a Delaware corporation, as the Series A Lender (herein in such capacity, together with its successors and assigns, called the ASeries A Lender≈) and as Agent for the Lenders (herein in such capacity, together with its successors and assigns, called the “Agent”), and (v) FGIC CAPITAL SERVICES LLC, a limited liability company organized under the laws of the State of Delaware, as Series B Lender (herein in such capacity, together with its successors and assigns, called the “Series B Lender”).

WITNESSETH:

WHEREAS, Old Dominion, the Owner Trustee, the Owner Participant, Utrecht-America Finance Co., as the Original Lender and the Agent, entered into the Participation Agreement, dated as of February 29, 1996 (as amended, modified and supplemented prior to the date hereof, the “Participation Agreement”), relating to the lease of the Equipment Interest and the Foundation Interest from Old Dominion to the Owner Trustee under the Equipment Head Lease and the Foundation Head Lease, respectively, and concurrently therewith the lease of the Equipment Interest and the Foundation Interest to Old Dominion under the Equipment Operating Lease and the Foundation Operating Lease, respectively;

WHEREAS, Old Dominion, with the consent of the Holder of the Series B Loan Certificate, has exercised its rights to cause the Loan Certificates to be refinanced through the issuance of Additional Loan Certificates pursuant to Section 10.3(a) of the Participation Agreement;

WHEREAS, in connection with the refinancing of the Loan Certificates (i) the Loan Agreement will be amended, (ii) the Owner Trustee will issue new Loan Certificates bearing interest at an amended Debt Rate and having revised schedules for amortization of principal to the Lenders and the Loan Certificates previously issued by the Owner Trustee will be cancelled, (iii) the Equipment Operating Lease and the Foundation Operating Lease each will be amended, (iv) the Deposit Agreement and the Deposit Pledge Agreement will be terminated and an investment agreement will be entered into by Old Dominion with FGIC Financial Services LLC and an investment pledge agreement will be entered into by Old Dominion in favor of the Owner Trustee, and (v) the Payment Undertaking Agreement will be amended (such documents and amendments entered into in connection with such refinancing, together with this Amendment, collectively are called the “Loan Refinancing Documents” and the transactions contemplated hereby and thereby are called the “Loan Refinancing”); and

WHEREAS, in connection with the execution and delivery of the Loan Refinancing Documents, the parties hereto desire to amend the Participation Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS; GENERAL PROVISIONS

The capitalized terms used in this Amendment (including the recitals) and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement. All references to sections, schedules and exhibits herein are to sections, schedules and exhibits of this Amendment unless otherwise indicated and the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular section or other subdivision. The general provisions of Appendix A to the Participation Agreement also shall apply to this Amendment.

SECTION 2. LOAN REFINANCING

Section 2.1 The parties hereto hereby waive (a) the obligation of Old Dominion to deliver a request and authorization to issue additional Loan Certificates in accordance with Section 2.11(b) of the Loan Agreement in connection with the issuance of the Series 2006 Loan Certificates and the consummation of the Loan Refinancing, and (b) the requirements of Section 10.3(a)(iii) of the Participation Agreement as it relates to Owner Participant’s accounting treatment.

Section 2.2 The Owner Participant agrees that the execution and delivery of this Amendment shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee to execute and deliver each Loan Refinancing Document to which it is a party.

SECTION 3. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS

Section 3.1 Representations and Warranties of the Owner Trustee and the Trust Company. Except as set forth in the last sentence of this Section 3.1, the Trust Company, in its individual capacity, represents and warrants that, as of the date hereof:

(a) the Trust Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has the corporate power and authority, as Owner Trustee and/or in its individual capacity to the extent expressly provided herein or in the Trust Agreement, to enter into and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, perform its obligations under the Loan Refinancing Documents and the other Operative Documents to which it is a party;

(b) (i) the Loan Refinancing Documents and the other Operative Documents to which the Trust Company, in its individual capacity or as Owner Trustee, is a party (other than the Loan Certificates dated as of the date hereof) have been duly authorized, executed and delivered by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, and (ii) assuming the due authorization, execution and delivery of the Loan Refinancing Documents and the other Operative Documents by each party thereto other than the Trust Company or the Owner Trustee, as the case may be, and assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the Loan Refinancing Documents and the other Operative Documents (other than the Loan Certificates dated as of the date hereof) to which the Trust Company or the Owner Trustee, as the case may be, is a party constitute a legal, valid and binding obligation of the Trust Company or the Owner Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity;

(c) upon the execution and delivery of the Loan Certificates dated as of the date hereof by the Owner Trustee in accordance with the Loan Agreement and payment therefor, and assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, such Loan Certificates will constitute the legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity;

(d) the execution and delivery by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of the Loan Refinancing Documents and the other Operative Documents to which it is a party, the consummation by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of the transactions contemplated thereby, and the compliance by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, with the terms and provisions thereof, do not and will not contravene any federal or state Applicable Law binding on the Trust Company or the banking or trust powers of the Trust Company, or the Trust Agreement, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Trust Company under, or result in the creation of any Lessor’s Lien upon the Trust Estate under, any indenture, mortgage or other material contract, agreement or instrument to which the Trust Company is a party or by which the Trust Company or its property is bound;

(e) no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity governing the Trust Company’s banking or trust powers is required for the due execution, delivery or performance by the Trust Company, in its individual capacity or as Owner Trustee, of the Loan Refinancing Documents or the other Operative Documents to which it is a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given;

(f) there is no pending or, to the knowledge of the Trust Company, threatened action, suit, investigation or proceeding against the Trust Company either in its individual capacity or as

Owner Trustee, before any Governmental Entity which, if determined adversely to it, would materially adversely affect the ability of the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Loan Refinancing Documents or the other Operative Documents to which it is a party; and

(g) the Owner Trustee=s right, title and interest in and to the Trust Estate is free of any Lessor’s Liens attributable to the Trust Company in its individual capacity.

Notwithstanding anything to the contrary contained herein, the representations and warranties (or portion thereof as indicated) contained in clauses (b)(ii) and (c) of this Section 3.1 (to the extent they relate to the Owner Trustee) are made by the Owner Trustee in its trust capacity.

Section 3.2 Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants that, as of the date hereof:

(a) the Owner Participant is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Loan Refinancing Documents and the other Operative Documents to which it is a party;

(b) the Loan Refinancing Documents and the other Operative Documents to which it is a party have been duly authorized, executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party thereto, constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity;

(c) the execution and delivery by the Owner Participant of the Loan Refinancing Documents and the other Operative Documents to which it is a party, the consummation by the Owner Participant of the transactions contemplated thereby, and compliance by the Owner Participant with the terms and provisions thereof, do not and will not contravene any federal or state Applicable Law binding on the Owner Participant, or its articles of incorporation or by-laws, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than any Lien created under any Loan Refinancing Document or any other Operative Document) upon the Trust Estate under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound (it being understood that no representation or warranty is being made as to any Applicable Laws relating to Clover Unit 1 or the Clover Real Estate);

(d) no authorization or approval or other action by, and no notice to or filing with, any federal or state Governmental Entity is required for the due execution, delivery or performance by the Owner Participant of the Loan Refinancing Documents or the other Operative Documents to which it is a party, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (it being understood that no representation or warranty is being made as to any Applicable Laws relating to Clover Unit 1 or the Clover Real Estate);

(e) there is no pending or, to the knowledge of the Owner Participant, threatened action, suit, investigation or proceedings against the Owner Participant before any Governmental Entity which, if determined adversely to it, would materially adversely affect the Owner Participant=s ability to perform its obligations under the Loan Refinancing Documents or the other Operative Documents to which it is a party; and

(f) the Trust Estate is free of any Owner Participant’s Liens.

Section 3.3 Representations and Warranties of Old Dominion. Old Dominion represents and warrants that, as of the date hereof:

(a) Old Dominion is a utility aggregation cooperative duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, is duly licensed or qualified and in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its financial condition, business or operations or its ability to enter into and perform its obligations under the Loan Refinancing Documents and the other Operative Documents to which it is a party, and has the corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations thereunder;

(b) the Loan Refinancing Documents and the other Operative Documents to which it is a party have been duly authorized, executed and delivered by Old Dominion and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitutes the legal, valid and binding obligations of Old Dominion, enforceable against Old Dominion in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity;

(c) the execution, delivery and performance by Old Dominion of the Loan Refinancing Documents and the other Operative Documents to which it is a party, the consummation by Old Dominion of the transactions contemplated hereby and thereby, and compliance by Old Dominion with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on Old Dominion or its property, or its certificate of incorporation or by-laws, or contravene the provisions of, or constitute a default by Old Dominion under, or result in the creation of any Lien (except for Permitted Liens) upon the property of Old Dominion or any indenture, mortgage or other material contract, agreement or instrument to which Old Dominion is a party (including, without limitation, the Clover Agreements and the Old Dominion Indenture) or by which Old Dominion or any of its property is bound;

(d) no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required (A) for the due execution, delivery or performance by Old Dominion of the Loan Refinancing Documents or the other Operative Documents to which it is a party or (B) to be obtained by Old Dominion, the Owner Trustee, or the Owner Participant with respect to the participation by Owner Trustee or the Owner Participant in the transactions contemplated by the Loan Refinancing Documents or the other Operative Documents, other than those which have already been duly obtained and other than (i) as may be required in connection with any refinancing of the Loan Certificates or the issuance of Additional Loan Certificates, (ii) as may be required under Applicable Law providing for the supervision or regulation of the Owner Participant or the Owner Trustee, (iii) as may be required with respect to the Owner Participant or the Owner Trustee as a result of investing, lending or other commercial activity in which the Owner Trustee or the Owner Participant is or may be engaged other than the transactions contemplated by the Loan Refinancing Documents or the other Operative Documents, (iv) as may be required under existing Applicable Laws to be obtained, given, accomplished or renewed from time to time in connection with the maintenance or operation of Clover Unit 1 and which are routine in nature or which cannot be obtained, or are not normally applied for, prior to the time they are required, and which Old Dominion has no reason to believe will not be timely obtained, or (v) as may be required under any Applicable Law enacted or adopted after the date hereof;

(e) no approval or consent of Virginia Power (except as have been obtained), the Indenture Trustee or any holders of Old Dominion’s Bonds is required in connection with the transactions contemplated by the Loan Refinancing Documents or the other Operative Documents;

(f) there is no pending or, to the knowledge of Old Dominion, threatened action, suit, investigation or proceeding against Old Dominion before any Governmental Entity which, if determined adversely to it, would materially adversely affect Old Dominion’s financial condition, business or operations or its ability to perform its obligations under the Loan Refinancing Documents or the other Operative Documents to which it is a party, except as otherwise disclosed in Old Dominion’s periodic reports filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

(g) no Event of Default, Event of Loss or event that with the passage of time or giving of notice or both would constitute an Event of Default or Event of Loss has occurred and is continuing;

(h) the insurance (including all related endorsements) required by Section 11 of the Equipment Operating Lease and the Foundation Operating Lease is in full force and effect and all premiums thereon are current;

(i) no event of default has occurred and is continuing under the Old Dominion Indenture;

(j) Old Dominion is not an Ainvestment company≈ or an Aaffiliated person≈ of an ≈ Ainvestment company≈ within the meaning of the Investment Company Act of 1940;

(k) Old Dominion is not in default in any respect, and no condition exists that with notice or lapse of time or both would constitute a default in any respect, under the Clover Agreements or any mortgage, indenture or other material contract, agreement or instrument to which Old Dominion is a party or by which Old Dominion or its property is bound, in any such case where any such default, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (i) its financial condition, business or operations or (ii) its ability to enter into and perform its obligations under the Loan Refinancing Documents or the other Operative Documents to which it is a party;

(l) Old Dominion has (i) good and valid title, as a tenant-in-common with Virginia Power to the Retained Assets free and clear of all Liens other than Permitted Liens, (ii) a valid leasehold interest, to the extent of a 50% undivided interest, in the Pollution Control Assets free and clear of all Liens other than Permitted Liens, and (iii) good and marketable title as a tenant-in-common with Virginia Power in the Clover Real Estate;

(m) the Equipment Head Lease and the Foundation Head Lease create valid leasehold interests in favor of the Owner Trustee in the Equipment Interest and the Foundation Interest, respectively, under the laws of the Commonwealth of Virginia;

(n) assuming the Investment Pledge Agreement has been duly authorized, executed and delivered by each party thereto (other than Old Dominion), the Investment Pledge Agreement creates a valid and enforceable security interest as contemplated thereby;

(o) assuming that the Owner Trustee maintains possession and control over the Collateral (as defined in the Pledge Agreement) in accordance with the applicable provisions of the Uniform Commercial Code, the Pledge Agreement creates a valid and perfected security interest in such Collateral as contemplated thereby, subject to the provisions of Section 9-315 of the Uniform Commercial Code;

(p) assuming that the Loan Agreement has been duly authorized, executed and delivered by each party thereto, the Loan Agreement creates a valid (subject to the rights of quiet enjoyment of Old Dominion under Section 9 of the Participation Agreement and Section 4.2 of the Equipment Operating Lease) security interest in favor of the Agent in the Equipment Interest. No filing, recording, registration or notice with any federal or state Governmental Entity is necessary to establish or, except for such filings and recordings as have been made prior to the date hereof and for the performance of the terms of the Loan Agreement, to perfect the Agent’s security interest in the Equipment Interest;

(q) assuming that the Leasehold Mortgage has been duly authorized, executed and delivered by each of the parties thereto, the Leasehold Mortgage creates a valid (subject to the rights of quiet enjoyment of Old Dominion under Section 9 of the Participation Agreement and Section 4.2 of the Foundation Operating Lease) lien in favor of the Agent for the benefit of the Lenders in the Foundation Interest. No filing, recording, registration or notice with any federal or state Governmental Entity is necessary to establish or, except for such filings and recordings as have been made pursuant to Section 4.20 of the Participation Agreement and for the performance of the terms of the Leasehold Mortgage, to perfect the Agent’s security interest in the Foundation Interest;

(r) Old Dominion’s audited financial statements for the fiscal year ended December 31, 2004, including the footnotes thereto, present fairly the consolidated financial position, results of operations and cash flow for Old Dominion as of and for the periods stated and have been prepared in conformity with GAAP on a consistent basis; and since December 31,

2004 no material adverse change has occurred in the financial condition, business or operations of Old Dominion and no event has occurred since December 31, 2004 which would materially adversely affect the ability of Old Dominion to perform its obligations under the Loan Refinancing Documents or the other Operative Documents to which it is a party;

(s) Old Dominion owns or possesses or has obtained all material governmental franchises, licenses and permits necessary to lease or own, as the case may be, and to operate, its properties and to carry on its business as presently conducted where its ownership or lease of substantial properties or the conduct of its business requires such franchises, licenses or permits and where the failure to do so would materially adversely affect its financial condition, business or operations;

(t) Old Dominion has filed all federal, state and local tax returns which are required to be filed by it and has paid (prior to their delinquency dates) any taxes which have become due pursuant to such returns or pursuant to any assessment received by it (other than taxes and assessments the payment of which is being contested in good faith by Old Dominion, with adequate reserves, in the aggregate, for the payment of which having been set aside on the books of Old Dominion), and Old Dominion has no Actual Knowledge of any actual or proposed deficiency or additional assessment in connection therewith which, either in any case or in the aggregate, would materially adversely affect Old Dominion’s financial condition, business or operations; and any charges, accruals and reserves on the books of Old Dominion with respect to federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for any unpaid tax liabilities for such periods;

(u) the qualification of any of the Agent, the Lenders, the Owner Trustee, the Trust Company or the Owner Participant for admission to do business under the laws of the Commonwealth of Virginia or any political subdivision thereof is not required in connection with the execution and delivery of the Loan Refinancing Documents or the other Operative Documents, the making of the Loans or the performance by the Agent, any Lender, the Owner Trustee or the Owner Participant of the Loan Refinancing Documents or the other Operative Documents to which it is a party;

(v) Old Dominion has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York;

(w) the choice by Old Dominion of the laws of the State of New York to govern the Loan Refinancing Documents and the other Operative Documents to which Old Dominion is a party and which are expressed to be governed by the laws of the State of New York is valid and binding under the Applicable Laws of the Commonwealth of Virginia, and a court in the Commonwealth of Virginia would uphold such choice of law in a legal proceeding to enforce the Loan Refinancing Documents and the other Operative Documents to which Old Dominion is a party brought in such court, subject to the enforceability of security documents being subject to the laws applicable to or affecting the collateral provided in respect thereof;

(x) the use by Old Dominion of the proceeds of the Loan Certificates will not violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the regulations of the Federal Reserve System;

(y) performance by any of the Agent, any Lender, the Owner Trustee, or the Owner Participant of any action required under the Loan Refinancing Documents or the other Operative Documents will not violate any Applicable Law of the Commonwealth of Virginia or any political subdivision thereof;

(z) Old Dominion is an “electric utility company,” but is not a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” within the meaning of the Holding Company Act;

(aa) the terms of the Series 2006 Loan Certificates are in compliance with Section 2.11 of the Loan Agreement and Section 10.3 of the Participation Agreement; and

(bb) Old Dominion purchased the Pollution Control Assets in accordance with the Pollution Control Assets Lease on December 30, 2004.

Section 3.4 Representations, Warranties and Agreements of Lenders.

(a) The Series B Lender represents and warrants that, as of the date hereof:

(i) no part of the funds to be used by such Lender to make its Loan and acquire its Loan Certificate pursuant to the Loan Agreement constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules or regulations thereunder) of any Plan; and

(ii) such Lender is making the Loans and acquiring the Loan Certificates for investment and not with a view towards any resale or distribution thereof, and neither it nor anyone authorized by it to act on its behalf has directly or indirectly offered any Loan Certificate or any interest in the Trust Estate, the Collateral, or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone, it being understood that such Lender makes no representations as to actions taken by the Owner Participant, the Owner Trustee or Old Dominion or anyone acting on behalf of such Persons.

(b) The Series B Lender additionally represents and warrants that, as of the date hereof:

(i) all agreements, arrangements and understandings with respect to the Series B Loan or the Series B Lender’s rights and obligations under the Loan Agreement, between the Series B Lender and any other party to the Operative Documents, whether direct or indirect, are set forth in the Operative Documents;

(ii) the Series B Lender and FFS are separate legal entities formed and existing under the laws of the State of Delaware;

(iii) the Series B Lender is not funding its investment in the Series B Loan Certificates directly or indirectly with the amount received by FFS under the Investment Agreement or any funds received by FGIC in connection with issuance of the Policy;

(iv) the Series B Lender’s obligation to repay its funding source with respect to the Series B Loan is a full recourse obligation of the Series B Lender;

(v) the Series B Lender will treat the Series B Loan as a loan for all purposes;

(vi) the Series B Lender does not guarantee the obligations of FFS under the Investment Agreement or the obligations of FGIC under the Policy;

(vii) neither FFS nor FGIC has a security interest in the Series B Loan Certificate or any collateral therefor, whether directly or indirectly (for the avoidance of doubt, FCS’ ownership of the Series B Loan Certificate and security interest under the Loan and Security Agreement, and corporate affiliation with FFS and FGIC, shall not be deemed inconsistent with this representation); and

(viii) there are no agreements in effect between or among FCS, FFS and FGIC that provide for or permit, directly or indirectly, any set-off (or functionally equivalent action) of the amounts payable to the Series B Lender under the Series B Loan against the amounts payable by FFS under the Investment Agreement or by FGIC under the policy.

(c) Each Lender represents, warrants and agrees that it will not transfer the Loan Certificates it holds except in a transaction constituting an exempt transaction under the Securities Act.

(d) By its execution of the Loan Financing Documents and its acceptance of the Series B Loan Certificate issued pursuant thereto, FGIC Capital Services LLC hereby assumes for the benefit of the other parties hereto all of the obligations of the Series B Lender pursuant to the Operative Documents and the Loan Financing Documents arising on or after the date hereof.

Section 3.5 Representations and Warranties of the Agent. The Agent represents and warrants that, as of the date hereof:

(a) the Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to enter into and perform its obligations, as Agent, under the Loan Refinancing Documents and the other Operative Documents to which it is a party;

(b) the Loan Refinancing Documents and the other Operative Documents to which it is a party has been duly authorized, executed and delivered by the Agent and assuming the due authorization, execution and delivery by each other party thereto, constitute the legal, valid and binding obligations of the Agent enforceable against the Agent in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity; and

(c) the execution, delivery and performance by the Agent of the Loan Refinancing Documents and the other Operative Documents to which it is a party, the consummation by the Agent of the transactions contemplated hereby or thereby, and compliance by the Agent with the provisions hereof and thereof do not contravene any Applicable Laws binding on the Agent or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Agent under any indenture, mortgage or other material contract, agreement or instrument to which the Agent is a party or by which the Agent or its property is bound.

SECTION 4. AMENDMENTS

Section 4.1 Amendment to Section 7.9 of the Participation Agreement. Section 7.9(ii) of the Participation Agreement is amended by deleting the word “Deposit” and the words “Investment Agreement” are substituted in lieu thereof.

Section 4.2 Amendment to Section 8.1 of the Participation Agreement. Section 8.1(a)(vi) of the Participation Agreement is deleted in its entirety and the words “the establishment or maintenance of any Qualifying Security or Qualifying Letter of Credit;” are substituted in lieu thereof.

Section 4.3 Amendment to Section 8.2(a) of the Participation Agreement. Section 8.2(a) of the Participation Agreement is amended by (i) deleting the word “or” at the end of clause (iv) thereof, (ii) deleting the period at the end of clause (v) thereof and inserting “; or” in lieu thereof; and (iii) inserting the following new subsection after subsection (v); “(vi) the transactions contemplated in connection with the execution and delivery of Amendment No. 3 to Participation Agreement, dated as of March 24, 2006, including the refinancing of the Loan Certificates on such date pursuant to Section 10.3 of the Participation Agreement.”

Section 4.4 Amendment to Section 10.1 of the Participation Agreement. Section 10.1 of the Participation Agreement is amended by deleting the words “the Deposit, the Deposit Agreement, the First Control Agreement, the Second Control Agreement and the Deposit Pledge Agreement” in the first sentence thereof and the words “the Investment Agreement and the Investment Pledge Agreement” are substituted in lieu thereof.

Section 4.5 Amendment to Section 10.2 of the Participation Agreement. Section 10.2 of the Participation Agreement is deleted in its entirety and the word “[Reserved.]” is substituted in lieu thereof.

Section 4.6 Amendment to Section 10.3 of the Participation Agreement.

(a) Section 10.3(a) of the Participation Agreement is amended by (1) deleting the words “with the consent of the Holders of the Series B Loan Certificates” in the first sentence thereof, (2) deleting the words “Section 10.2 (other than paragraph viii) and” from the second sentence thereof, (3) deleting the word “and” at the end of clause (iii) thereof, (4) deleting the period at the end of clause (iv) thereof, and (5) inserting the following text after Section 10.3(a)(iv):

(v) no Payment Default or Event of Default under the Equipment Operating Lease or the Foundation Operating Lease shall have occurred and be continuing;

(vi) the principal amount of such Additional Loan Certificate shall be equal to the outstanding principal amount of the Series B Loan Certificate on the Loan Refinancing Date (after taking into account any amortization of principal, if any, occurring on such Loan Refinancing Date);

(vii) each Additional Loan Certificate shall be prepayable without premium or penalty of any kind and shall have a final maturity date of no later than the Loan Maturity Date;

(viii) appropriate adjustments pursuant to Section 3.4 of the Equipment Operating Lease and Section 3.4 of the Foundation Operating Lease shall be made to Basic Rent and Foundation Basic Rent and the applicable Termination Values in order to preserve the Owner Participant’s Net Economic Return and reflect the interest rate on the Additional Loan Certificate and the revised interest rate on the Series A Loan Certificate pursuant to Section 2.12 of the Loan Agreement;

(ix) the Series A Loan Certificates are restructured pursuant to Section 2.12 of the Loan Agreement and the Payment Undertaking Agreement is appropriately adjusted pursuant to Section 3.3 thereof;

(x) such refinancing shall not, in and of itself, result in a violation of Applicable Law not attributable to a default in or a breach of the obligations of any such Person hereunder or under the other Operative Documents;

(xi) the representations and warranties of Old Dominion set forth in clause (n) of Section 3.3 of this Agreement shall be true and correct in all material respects on and as of the Loan Refinancing Date with the same force and effect as though made on and as of such Loan Refinancing Date and the Owner Participant, the Owner Trustee and the Agent shall have received an Officer’s Certificate from Old Dominion to such effect;

(xii) such Additional Loan Certificates provide for the same principal amortization, interest accrual periods and “interest roll-up” provisions applicable to the Series B Loan Certificates; and

(xiii) the representations and warranties set forth in Section 3.4 of this Agreement shall be true and correct in all material respects on and as of the Loan Refinancing Date with the same force and effect with respect to the new Lenders as of such Loan Refinancing Date and the Owner Participant, the Owner Trustee and the Agent shall have received an Officer’s Certificate from the new Lenders to such effect.

(b) Section 10.3(b) of the Participation Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(b) The Owner Trustee shall issue Additional Loan Certificates or, in the case of the Series A Loan Certificate, amend such Series A Loan Certificate on the date of any payment of amounts pursuant to Section 3.2(a) of the Investment Agreement as a result of the occurrence of an Investment Agreement Credit Event. The obligations of the Owner Trustee to issue such Additional Loan Certificates pursuant to this Section 10.3(b) shall be subject to satisfaction of all conditions of Section 10.3(a) hereof and Section 2.11 of the Loan Agreement to the issuance of Additional Loan Certificates.

Section 4.7 Amendment to Section 11(c) of the Participation Agreement. Section 11(c) of the Participation Agreement is amended by deleting the words “the Deposit Pledge Agreement or the existence of the Deposit” and the words “the Investment Pledge Agreement” are substituted in lieu thereof.

Section 4.8 Amendments to Appendix A to the Participation Agreement. Appendix A to the Participation Agreement is amended as follows:

(a) The definition of “Debt Rate” is deleted in its entirety and the following is substituted in lieu thereof:

“Debt Rate” shall mean four and seventy-eight hundredths percent 4.78%) per annum.

(b) The definition of “Depositary” is deleted in its entirety.

(c) The definition of “Depositary Credit Event” is deleted in its entirety and the following is substituted in lieu thereof in appropriate alphabetical order:

“Investment Agreement Credit Event” shall have the meaning assigned to such term in Section 3.2 of the Investment Agreement.

(d) The definition of “Deposit” is deleted in its entirety.

(e) The definition of “Deposit Account” is deleted in its entirety.

(f) The definition of “Deposit Agreement” is deleted in its entirety and the following is substituted in lieu thereof in appropriate alphabetical order:

“Investment Agreement” shall mean the Investment Agreement, dated as of March 24, 2006, by and between Old Dominion and FFS.

(g) The definition of “Deposit Pledge Agreement” is deleted in its entirety.

(h) The definition of “Event of Loss” is amended by (1) deleting paragraph (v) thereof and substituting the word “[Reserved.]” in lieu thereof, and (2) deleting the last sentence thereof.

(i) The following definition of “FFS” is inserted in the appropriate alphabetical order.

“FFS” shall mean FGIC Financial Services LLC, a Delaware limited liability company.

(j) The definition of “First Control Agreement” is deleted in its entirety and the following is substituted in lieu thereof in appropriate alphabetical order:

“Investment Pledge Agreement” shall mean the Investment Pledge Agreement, dated as of March 24, 2006, by and between Old Dominion, as pledgor, and the Owner Trustee, as pledgee.

(k) The definition of “Holding Company Act” is deleted in its entirety and the following is substituted in lieu thereof:

“Holding Company Act” shall mean the Public Utility Holding Company Act of 2005, as amended.

(l) The definition of “Loan Refinancing Date” is deleted in its entirety and the following is substituted in lieu thereof:

“Loan Refinancing Date” shall mean any date (which shall be a Termination Date) on which the Loan Certificates of a Series are refinanced pursuant to Section 10.3 of the Participation Agreement.

(m) The definition of “Mandatory Prepayment Date” is deleted in its entirety.

(n) The definition of “Operative Documents” is deleted in its entirety and the following is substituted in lieu thereof:

“Operative Documents” shall mean the Participation Agreement, the Severance Agreements, the Equipment Head Lease, the Foundation Head Lease, the Equipment Operating Lease, the Foundation Operating Lease, the Clover Agreements Assignment, the Option Agreement, the Ground Lease and Sublease (if and when executed), the Loan Agreement, the Leasehold Mortgage, the Loan Certificates, the Trust Agreement, the Tax Indemnity Agreement, the Investment Agreement, the Investment Pledge Agreement, the Policy, the Payment Undertaking Agreement, the Payment Undertaking Pledge Agreement, and the Pledge Agreement.

(o) The definition of “Permitted Prepayment Date” is deleted in its entirety.

(p) The definition of “Pledgee” is deleted in its entirety and the following is substituted in lieu thereof:

“Pledgee” shall mean the Owner Trustee, as pledgee under the Investment Pledge Agreement and under the Pledge Agreement, together with its permitted successors and assigns.

(q) The definition of “Pledgor” is deleted in its entirety and the following is substituted in lieu thereof:

“Pledgor” shall mean Old Dominion, as pledgor under the Investment Pledge Agreement and the Pledge Agreement, together with its permitted successors and assigns.

(r) The following definition of “Policy” is inserted in appropriate alphabetical order:

“Policy” shall mean the Surety Bond, No. 06010142, issued by Financial Guaranty Insurance Company, a New York insurance company, with respect to the payment obligations under the Investment Agreement.

(s) The definition of “Second Control Agreement” is deleted in its entirety.

(t) The definition of “Secured Deposit Claims” is deleted in its entirety.

(u) The definition of “Security Agreements” is deleted in its entirety and the following is substituted in lieu thereof:

“Security Agreements” shall mean, collectively, the Investment Pledge Agreement, the Payment Undertaking Pledge Agreement and the Pledge Agreement.

(v) The following definition of “Series 2006 Loan Certificates” is inserted in appropriate alphabetical order:

“Series 2006 Loan Certificates” shall mean the Series A Loan Certificate and Series B Loan Certificate each dated March 24, 2006, issued by the Owner Trust to the Series A Lender and the Series B Lender, respectively, pursuant to the Loan Agreement.

SECTION 5. MISCELLANEOUS

Section 5.1 Amendments and Waivers. No term, covenant, agreement or condition of this Amendment may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Section 5.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall comply with Section 12.4 of the Participation Agreement and be addressed to Old Dominion, the Owner Participant, the Series A Lender or the Agent at its address set forth in the Participation Agreement or, in the case of the Series B Lender and the Owner Trustee, set forth below, or at such other address as such party may from time to time designate by written notice to the other parties hereto:

If to the Owner Trust:

U.S. Bank National Association, as Owner Trustee

c/o US Bank Corporate Trust Services

1 Federal Street

Boston, MA 02110

Telephone No.: (617) 603-6568

Facsimile No.: (617) 603-6667

Attention: David J. Ganss

                  Re: Old Dominion Electric Cooperative

If to the Series B Lender:

FGIC Capital Services LLC

c/o Financial Guaranty Insurance Corporation

125 Park Avenue

New York, New York 10017

Facsimile No.: (212) 312-3220

Telephone No.: (212) 312-3000

Attention: Surveillance Group

Section 5.3 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof. Except as expressly provided herein or in the Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.

Section 5.4 Governing Law. This Amendment shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance.

Section 5.5 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Amendment shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

Section 5.6 Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

Section 5.7 Headings. The headings of the sections of this Amendment are included for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 5.8 Limitations of Liability. It is understood and agreed that (i) (except as expressly provided herein) this Amendment is executed and delivered by the Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such trustee, (ii) each of the undertakings and agreements made herein by the Owner Trustee are not personal representations, undertakings and agreements of the Trust Company, but are binding only on the Owner Trustee, as trustee.

Section 5.9 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Amendment and the Loan Refinancing Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ Robert L. Kees
Name:	Robert L. Kees
Title:	Senior Vice President and Chief Financial Officer
Date: March 24, 2006

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement

By:	/s/David Ganss
Name:	David Ganss
Title:	Assistant Vice President
Date: March 24, 2006

FIRST UNION FINANCIAL INVESTMENTS, INC., as Owner Participant

By:	/s/Alan Ma
Name:	Alan Ma
Title:	Vice President
Date: March 24, 2006

UTRECHT-AMERICA FINANCE CO., as Series A Lender and as Agent

By:	/s/ Brett Delfino /s/ Kevin Moclair
Name:	Brett Delfino & Kevin Moclair
Title:	Assistant Secretary & Assistant Treasurer
Date: March 24, 2006

FGIC CAPITAL SERVICES LLC, as Series B Lender

By:	/s/ Paul R. Morrison
Name:	Paul R. Morrison
Title:	Managing Director
Date: March 24, 2006